EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Richard Hermanns, the President and Chief Executive Officer of HireQuest, Inc., or the Company, and Cory Smith, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Quarterly Report of the Company on Form 10-Q, for the fiscal period ended March 31, 2021, or the Report, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods covered by the Report.

Dated: May 17, 2021

/s/ Richard Hermanns	/s/ Cory Smith
Richard Hermanns	Cory Smith
President and Chief Executive Officer	Chief Financial Officer